CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated January 31, 2007, relating to the financial statements of AZCO Mining Inc. as of June 30, 2006, and the two years then ended, and the reference to our firm as experts in the Registration Statement.

/s/ Stark Winter Schenkein & Co., LLP

June 21, 2007
Denver, Colorado